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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                               TRANSMATION, INC.
                (Name of Registrant as Specified in its Charter)

                                XXXXXXXXXXXXXXXX
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                TRANSMATION LOGO

                                AUGUST 18, 1998

     The Annual Meeting of Shareholders of TRANSMATION, INC. (the "Company") will be held at the Hutchison House, 930 East Avenue, Rochester, New York, on Tuesday, August 18, 1998 at 12:00 noon, local time, for the following purposes more fully described in the accompanying proxy statement:

     1. To elect three directors of the Company.

     2. To consider and act upon a proposal to approve and ratify an amendment to the Transmation, Inc. Amended and Restated Directors' Warrant Plan which provides for an acceleration of vesting of warrants granted thereunder upon a change of control of the Company.

     3. To consider and act upon a proposal to approve and ratify a further amendment to the Transmation, Inc. Amended and Restated Directors' Warrant Plan which provides for automatic annual warrant grants under that Plan in 1998 and thereafter until all shares available under that Plan are exhausted.

     4. To consider and act upon a proposal to approve and ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

     5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                    John A. Misiaszek
                                                        Secretary
Dated: July 7, 1998

                               TRANSMATION, INC.
                             10 VANTAGE POINT DRIVE
                           ROCHESTER, NEW YORK 14624

                               ------------------

                                PROXY STATEMENT

                               ------------------

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Transmation, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company which will be held on Tuesday, August 18, 1998, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to shareholders on or about July 7, 1998. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the three director nominees named herein and, unless otherwise indicated, FOR each of the other three proposals described in this proxy statement and the accompanying notice of meeting.

     As of June 26, 1998, the record date for the Meeting, there were 5,841,340 shares of the Company's Common Stock, par value $.50 per share (the "Common Stock"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on June 26, 1998 are entitled to notice of and to vote at the Meeting. Each such shareholder is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Directors are elected by a plurality of the votes cast at the Meeting with a quorum present. The affirmative vote of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting is required for approval of each of the other three proposals described in this proxy statement and the accompanying notice of meeting.

     Shareholders are entitled to cumulate votes in the election of directors provided a shareholder gives the President, a Vice President or the Secretary of the Company notice that he or she desires that voting at the Meeting be cumulative. Such notice must be in writing and must be given at least 48 hours before the time fixed for holding the Meeting. In addition, a formal announcement must be made at the commencement of the Meeting by the Chairman, the Secretary or by or on behalf of the shareholder, stating that such notice has been given. In the event such notice is not received by the Company within the prescribed time, shareholders will not be entitled to cumulate votes.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. In addition, the Company has retained Regan & Associates, Inc., a professional solicitation firm, which may assist in soliciting proxies for a fee estimated at $3,500 plus reimbursement of out-of-pocket expenses. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information as of June 26, 1998 regarding the only holder known to the Company to be a record or beneficial owner of more than 5% of the Common Stock.

                                       NUMBER OF SHARES       PERCENT
         NAME AND ADDRESS              OF COMMON STOCK           OF
       OF BENEFICIAL OWNER          BENEFICIALLY OWNED (1)   CLASS (1)
       -------------------          ----------------------   ----------
E. Lee Garelick                            340,096               5.8%
210 Commerce Drive
Rochester, NY 14623

---------------

(1) As reported by such holder as of June 26, 1998, with such percentage based on 5,841,340 shares issued and outstanding.

     The following table sets forth certain information as of June 26, 1998 regarding the Common Stock held by (i) each director of the Company, (ii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iii) all directors and executive officers of the Company as a group.

                                       NUMBER OF SHARES       PERCENT
                                       OF COMMON STOCK           OF
     NAME OF BENEFICIAL OWNER       BENEFICIALLY OWNED (1)   CLASS (1)
     ------------------------       ----------------------   ----------
Angelo J. Chiarella                          41,931(2)           0.7%
E. Lee Garelick                             340,096              5.8
Nancy D. Hessler                              3,844(3)           0.1
Robert G. Klimasewski                       241,889(4)           4.0
Eric W. McInroy                             110,313(5)           1.9
Cornelius J. Murphy                          27,836(6)           0.5
John W. Oberlies                             16,238(6)           0.3
Harvey J. Palmer                             30,658(6)           0.5
Arthur M. Richardson                         30,350(6)           0.5
All directors and executive
officers as a group (11 persons)          1,021,486(7)          16.3

---------------

(1) As reported by such persons as of June 26, 1998, with percentages based on 5,841,340 shares issued and outstanding except where the issuance of shares pursuant to options or warrants that are currently or will within the next 60 days become exercisable (hereafter "presently exercisable"), as indicated in the other footnotes hereto, would increase the number of shares owned by such person and the number of shares outstanding.

(2) Includes 6,400 shares jointly owned by Mr. Chiarella and his wife, and presently exercisable warrants to purchase an aggregate of 6,000 shares.

(3) Includes presently exercisable warrants to purchase an aggregate of 1,000 shares.

(4) Includes presently exercisable options to purchase an aggregate of 203,000 shares.

(5) Includes presently exercisable options to purchase an aggregate of 82,370 shares.

(6) Includes presently exercisable warrants to purchase an aggregate of 6,000 shares.

(7) Includes presently exercisable options and warrants to purchase an aggregate of 411,620 shares.

                             ELECTION OF DIRECTORS

     Three of the Company's nine directors are to be elected by the shareholders at the Meeting, each to hold office for a term expiring in 2001 or until his or her successor is duly elected and qualifies.

     The Board of Directors recommends the election of the three nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the three nominees named below. The votes represented by such proxies may be cumulated if notice is given as described in "GENERAL INFORMATION."

     The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                       PROPOSED FOR ELECTION AS DIRECTORS
                           AT THE 1998 ANNUAL MEETING

                                                                DIRECTOR
                    NAME AND BACKGROUND                          SINCE
                    -------------------                         --------
NANCY D. HESSLER, age 52, has been Group Manager of Human         1997
  Resources for Rochester Gas & Electric Corporation,
  Rochester, New York (public utility) since May 1996. From
  1991 until May 1996, Ms. Hessler served as Human Resource
  Manager of the Advanced Imaging Business Unit and as
  Manager of Sourcing for the General Services Division of
  Xerox Corporation.
ROBERT G. KLIMASEWSKI, age 55, became Chairman of the Board       1982
  of the Company in April 1998. He served as President and
  Chief Executive Officer of the Company from June 1994
  until April 1998. He is also Vice Chairman of Burleigh
  Instruments, Inc., Rochester, New York (manufacturer of
  laser instrumentation and micropositioning equipment),
  which he founded in 1972. Mr. Klimasewski also serves on
  the Board of Directors of Laser Power Corporation.
ERIC W. MCINROY, age 51, became President and Chief               1998
  Executive Officer of the Company in April 1998. He served
  as Executive Vice President and Chief Operating Officer of
  the Company from April 1996 until April 1998. From 1982
  until April 1996, he was President of the Company's
  Transcat/E.I.L. Division. He has also served as Vice
  President of Transmation (Canada) Inc. since 1979. Mr.
  McInroy was elected to the Board on June 16, 1998 to fill
  the unexpired portion of the term of Philip P. Schulp, who retired from the Board.

                      DIRECTORS WHOSE TERMS DO NOT EXPIRE
                           AT THE 1998 ANNUAL MEETING

     The following table sets forth certain information with respect to each director of the Company whose term in office does not expire at the Meeting.

                                                              DIRECTOR     TERM
                    NAME AND BACKGROUND                        SINCE      EXPIRES
                    -------------------                       --------    -------
ANGELO J. CHIARELLA, age 64, has served as Vice President in    1967       1999
  the Rochester, New York office of Arnold Industries, Inc.
  (commercial real estate) since November 1997. From 1963 to
  November 1997, he served as President and Chief Executive
  Officer of Midtown Holdings Corp., Rochester, New York
  (commercial real estate). He also serves on the Board of
  Directors of Rochester Gas & Electric Corporation.
E. LEE GARELICK, age 63, has been employed by the Company as    1996       1999
  a senior executive since April 1996. From June 1979 until
  April 1996, he was President and part owner of Altek
  Industries Corp. ("Altek"), Rochester, New York
  (manufacturer of calibration instrumentation), which was
  acquired by the Company in April 1996.

                                                              DIRECTOR     TERM
                    NAME AND BACKGROUND                        SINCE      EXPIRES
                    -------------------                       --------    -------
CORNELIUS J. MURPHY, age 67, became Chairman of the             1991       2000
  Executive Committee of the Board in April 1998. He served
  as Chairman of the Board of the Company from January 1995
  until April 1998. He has been Senior Vice President in the
  Rochester, New York office of Goodrich & Sherwood Company
  (human resources management consulting) since 1990. For
  over 35 years prior to that, he was employed by Eastman
  Kodak Company in various executive positions, most
  recently Senior Vice President and a Director in the
  office of the Chairman. Mr. Murphy also serves on the
  Board of Directors of Rochester Gas & Electric
  Corporation.
JOHN W. OBERLIES, age 59, has been Executive Director and       1987       1999
  Chief Operating Officer of Rochester Individual Practice
  Association, Inc., Rochester, New York (health care),
  since September 1995. From 1990 until September 1995, he
  served as Chief Operating Officer of LeChase Construction.
DR. HARVEY J. PALMER, age 52, is Professor and Chair of the     1987       2000
  Department of Chemical Engineering in the College of
  Engineering and Applied Science of the University of
  Rochester, Rochester, New York (education and scientific
  research), where he has been a member of the faculty since
  1971.
ARTHUR M. RICHARDSON, age 71, has been President of             1985       2000
  Richardson Capital Corp., Rochester, New York
  (investments) since 1986. From 1974 to 1986 he served as
  Chairman and Chief Executive Officer of Security N.Y.
  State Corp., a commercial bank holding company.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during the fiscal year ended March 31, 1998 ("Fiscal 1998"). Each current director who was in office during Fiscal 1998 attended at least 75% of the total of such Board meetings and meetings of Board Committees on which he or she served.

     The Board of Directors has established, among other Committees, an Audit Committee, a Compensation and Benefits Committee, and a Nominating Committee of the Board.

     The current members of the Audit Committee are Mr. Chiarella (Chair), Mr. Richardson and Ms. Hessler. The Committee held one meeting during Fiscal 1998, at which it reviewed with Price Waterhouse LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Price Waterhouse LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Price Waterhouse LLP.

     The current members of the Compensation and Benefits Committee are Ms. Hessler (Chair), Mr. Chiarella, Mr. Murphy, Mr. Oberlies, Dr. Palmer and Mr. Richardson. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's management and acts as the Stock Option Committee of the Board (see "EXECUTIVE COMPENSATION"). The Compensation and Benefits Committee held five meetings during Fiscal 1998.

     The current members of the Nominating Committee are Dr. Palmer (Chair) and Messrs. Klimasewski and Murphy. The Nominating Committee makes nominations to the Board and considers and establishes procedures regarding nominations to the Board submitted by shareholders. The Committee held no meetings during Fiscal 1998. Shareholder recommendations for nomination to the Board should be sent to the Company, to the attention of the President.

DIRECTORS' COMPENSATION

     The Directors' Stock Plan provides for automatic, non-discretionary awards of shares of Common Stock, in lieu of cash directors' fees, to each non-employee director who elects to participate, at the rates of (i) a retainer of 2,000 shares of Common Stock for each full year during which he or she serves as a director (or such lesser number of shares as has an aggregate market value of $10,000), (ii) 400 shares of Common Stock for each meeting of the Board that he or she attends (or such lesser number of shares per meeting as has an aggregate market value of $1,500), and (iii) 200 shares of Common Stock for each meeting of a Committee of the Board that he or she attends (or such lesser number of shares per meeting as has an aggregate market value of $750). Except in certain defined instances, attendance at meetings by telephone does not qualify for such awards. A maximum of 200,000 shares of Common Stock are available for awards under the Directors' Stock Plan.

     During Fiscal 1998, all six of the Company's non-employee directors (Mr. Chiarella, Ms. Hessler, Mr. Murphy, Mr. Oberlies, Dr. Palmer and Mr. Richardson) elected to participate in the Directors' Stock Plan, and an aggregate of 16,463 shares of Common Stock were so issued to them.

     During Fiscal 1998 the Company also paid to Mr. Murphy $17,500 in cash and a bonus award of 308 shares of Common Stock (having a market value of $2,500 on the date of the award) for his additional services as Chairman of the Board.

     Directors who are also employees of the Company (currently, Messrs. Klimasewski, McInroy and Garelick) are paid no compensation for their services as directors.

DIRECTORS' WARRANT GRANTS AND EXERCISES

     Pursuant to the Company's Amended and Restated Directors' Warrant Plan (the "Warrant Plan"), during Fiscal 1998 each non-employee director of the Company (Mr. Chiarella, Ms. Hessler, Mr. Murphy, Mr. Oberlies, Dr. Palmer and Mr. Richardson) received an automatic, non-discretionary grant of a warrant, expiring on August 19, 2002, to purchase 4,000 shares of Common Stock at an exercise price of $7.875 per share (the market price of the Common Stock on the grant date). Each warrant becomes exercisable in 1,000-share increments on specified dates provided that the market price of the Common Stock reaches and maintains certain specified levels; in any event, each warrant vests and becomes exercisable no later than August 20, 2001. None of such warrants is transferable except by will or intestacy, and during the director's lifetime they are exercisable only by the director. Unexercised warrants lapse on the date a director ceases to be a director of the Company, except that if one ceases to be a director by reason of his or her death, the warrant lapses 90 days thereafter.

     During Fiscal 1998, non-employee directors exercised warrants previously granted to them under the Warrant Plan and purchased shares of Common Stock as follows: Mr. Oberlies -- 5,000 shares, Dr. Palmer -- 1,000 shares, Mr.
Murphy -- 5,000 shares, Mr. Richardson -- 5,000 shares and Mr.
Chiarella -- 5,000 shares, in each case at an exercise price of $1.50 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During Fiscal 1998, Mr. Murphy, a director of the Company, inadvertently filed late with the Securities and Exchange Commission (the "SEC") one report disclosing one transaction in his Common Stock. All of the Company's directors and executive officers are now current in such filings. In making the foregoing statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the SEC.

                               EXECUTIVE OFFICERS

     The Company is currently served by four executive officers, who are elected annually by the Board of Directors and serve until their successors are elected and qualified:

     ROBERT G. KLIMASEWSKI, age 55, became Chairman of the Board of the Company in April 1998. He served as President and Chief Executive Officer of the Company from June 1994 until April 1998. He is also Vice Chairman of Burleigh Instruments, Inc., Rochester, New York (manufacturer of laser instrumentation and micropositioning equipment), which he founded in 1972.

     ERIC W. MCINROY, age 51, became President and Chief Executive Officer of the Company in April 1998. He served as Executive Vice President and Chief Operating Officer of the Company from April 1996 until

April 1998. From 1982 until April 1996, he was President of the Company's Transcat/E.I.L. Division. He has also served as Vice President of Transmation (Canada) Inc. since 1979.

     JOHN A. MISIASZEK, age 50, is Vice President-Finance of the Company, a position he has held since 1982. Mr. Misiaszek, a certified public accountant who has been with the Company since 1975, has also served as Secretary and Treasurer of the Company for more than the past five years.

     BARRY F. WHARITY, age 51, is President of the Company's Transcat/E.I.L. Division, a position he has held since April 1996. Mr. Wharity has been employed by the Company since April 1988 in various positions, including Vice President of Sales. Mr. Wharity first became an executive officer of the Company on April 1, 1998.

                             EXECUTIVE COMPENSATION

     Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended March 31, 1998, 1997 and 1996, paid by the Company to those persons who were, at March 31, 1998, the Chief Executive Officer and each other executive officer of the Company* whose salary and bonus exceeded $100,000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION             LONG TERM
                                                   -------------------------------------   COMPENSATION
                                                               BONUS OR        OTHER       ------------
                                                              PERFORMANCE      ANNUAL         OPTION       ALL OTHER
                NAME AND                  FISCAL    SALARY       AWARD      COMPENSATION      GRANTS      COMPENSATION
           PRINCIPAL POSITION              YEAR     ($)(1)      ($)(1)         ($)(2)          (#)            ($)
           ------------------             ------    ------    -----------   ------------      ------      ------------
ROBERT G. KLIMASEWSKI                      1998    $235,000    $      0          $0           52,000           $0
  President and Chief                      1997     200,000     280,000(3)        0          160,000            0
  Executive Officer                        1996     150,000     259,300(4)        0                0            0

ERIC W. MCINROY                            1998     170,000           0           0           52,000            0
  Executive Vice President                 1997     120,750     100,000           0          100,000            0
  and Chief Operating Officer              1996     114,578      57,212           0           60,000            0

---------------
* The table does not show the Company's current executive officers and their current respective positions, which became effective after the close of Fiscal 1998. See "EXECUTIVE OFFICERS."

(1) The amounts shown include cash compensation earned during the fiscal year indicated (whether paid during or subsequent to that year) as well as cash compensation deferred at the election of the Named Executive into the Company's Long Term Savings and Deferred Profit Sharing Plan (the "401(k) Plan").

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for any year does not exceed 10% of the total amount of annual salary and bonus for any Named Executive.

(3) Pursuant to Mr. Klimasewski's employment agreement, 70% of such bonus was paid in cash and 30% was paid in the form of shares of Common Stock (based on the market value of the Common Stock on the date of payment of the bonus).

(4) Includes a one-time cash bonus of $100,000 paid to Mr. Klimasewski as an incentive to entering into his April 1, 1995 employment agreement with the Company.

STOCK OPTIONS

     Shown below is further information on grants of stock options during Fiscal 1998 to the Named Executives. The Company has no provision for stock appreciation rights.

                          OPTION GRANTS IN FISCAL 1998

                                            INDIVIDUAL GRANTS
                            -------------------------------------------------
                                       PERCENT OF
                                         TOTAL                                   POTENTIAL REALIZABLE VALUE
                                        OPTIONS                                  AT ASSUMED ANNUAL RATES OF
                                       GRANTED TO                                 STOCK PRICE APPRECIATION
                            OPTIONS    EMPLOYEES      EXERCISE                      FOR OPTION TERM (2)
                            GRANTED    IN FISCAL       PRICE       EXPIRATION    --------------------------
           NAME             (#)(1)        YEAR       ($/SH)(1)        DATE         5% ($)         10% ($)
           ----             -------    ----------    ----------    ----------    -----------    -----------
Robert G. Klimasewski       52,000        9.6%        $6.9375       4/21/02       $  99,674      $ 220,236
Eric W. McInroy             52,000        9.6%        $6.9375       4/21/02          99,674        220,236

---------------

(1) All numbers of shares and per share prices have been retroactively adjusted to give effect to a 2-for-1 stock split in the form of a stock dividend paid on July 22, 1997.

(2) The dollar amounts in these columns are the result of calculations of potential realizable value at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Common Stock. There can be no assurance that the Common Stock will perform at the assumed annual rates shown in the table. The Company will neither make nor endorse any predictions as to future stock performance. As an alternative to the assumed potential realizable values stated in the 5% and 10% columns, SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

     Shown below is information with respect to (i) options exercised by the Named Executives during Fiscal 1998 and (ii) unexercised options held by the Named Executives at the end of Fiscal 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF ALL UNEXERCISED
                           SHARES                  UNEXERCISED OPTIONS HELD       IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON    VALUE          AT FY-END (#)(1)               FY-END($)(1)(3)
                          EXERCISE     REALIZED   ---------------------------   ---------------------------
         NAME              (#)(1)       ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   --------   -----------   -------------   -----------   -------------
Robert G. Klimasewski      5,000(4)    $ 30,625     203,000        209,000      $1,068,125      $779,375
Eric W. McInroy             22,500      153,125      72,790        146,710         280,303       487,898

---------------

(1) All numbers of shares and per share prices have been retroactively adjusted to give effect to a 2-for-1 stock split in the form of a stock dividend paid on July 22, 1997.

(2) Expressed as the excess of the market value of the Common Stock on the date of exercise over the exercise price of the option.

(3) Expressed as the excess of the market value of the Common Stock at fiscal year-end ($8.1875 per share) over the exercise price of each option.

(4) Exercise of warrant granted in 1993 under the Directors' Warrant Plan, when Mr. Klimasewski was a non-employee director of the Company.

EMPLOYMENT AGREEMENTS

     During Fiscal 1998, the Company and Mr. Klimasewski were parties to an extended and amended employment agreement which expired on March 31, 1998. The provisions of Mr. Klimasewski's employment agreement, as extended and amended, are described in "EXECUTIVE COMPENSATION -- REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION." Mr. Klimasewski also agreed not to compete with the Company during the term of his employment agreement, as so extended.

     Effective April 1, 1998, the Company and Mr. Klimasewski entered into an amendment and restatement of his prior employment agreement (the "Amended Agreement"). Under the Amended Agreement, which expires on March 31, 1999 but may be renewed for one year thereafter if both parties so elect, Mr. Klimasewski will serve as the Chairman of the Company's Board of Directors at an annual salary of $175,000, together with certain other benefits that are provided to the Company's other senior executives. The Amended Agreement is terminable by either party on 30 days' notice, but if the Company terminates the Amended Agreement without cause as defined therein, Mr. Klimasewski will be entitled to severance in an amount equal to the total compensation (including bonuses, benefits and other compensation, if any) payable to him during the 12 months immediately preceding the termination date. During its term, the Amended Agreement continues to prohibit Mr. Klimasewski from engaging in any business that is in competition with the Company and requires him indefinitely to keep confidential the Company's trade secrets.

     Effective April 1, 1998, the Company and Mr. McInroy entered into an employment agreement (the "Agreement") which expires on March 31, 1999 but may be renewed for one year thereafter if both parties so elect. Under the Agreement, Mr. McInroy will serve as the Company's President and Chief Executive Officer at an annual salary of $210,000. The Agreement also provides for the payment to Mr. McInroy of an annual cash bonus pursuant to the Company's Annual Executive Bonus Plan, together with certain other benefits that are provided to the Company's other senior executives. The Agreement is terminable by either party on 30 days' notice, but if the Company terminates the Agreement without cause as defined therein, Mr. McInroy will be entitled to severance in an amount equal to the total compensation (including bonuses, benefits and other compensation, if any) payable to him during the 12 months immediately preceding the termination date. During its term, the Agreement prohibits Mr. McInroy from engaging in any business that is in competition with the Company and requires him indefinitely to keep confidential the Company's trade secrets. The Annual Executive Bonus Plan adopted by the Compensation and Benefits Committee for Fiscal 1999 requires that, to the extent permitted by securities regulations and The Nasdaq Stock Market, 25% of the cash bonus payable to Mr. McInroy thereunder in excess of $50,000 be paid to him instead in shares of Common Stock, valued on the date of payment.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
WITH RESPECT TO EXECUTIVE COMPENSATION

     The following report of the Compensation and Benefits Committee (the "Committee") shall not be deemed incorporated by reference by any statement which incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except to the extent that the Company specifically incorporates this information by reference), nor shall it otherwise be deemed filed under either such Act.

     The following discussion applies to the compensation of all of the Company's senior executives, including Robert G. Klimasewski, the Chief Executive Officer during Fiscal 1998, and Eric W. McInroy, the current Chief Executive Officer, except to the extent that certain elements of Messrs. Klimasewski's and McInroy's compensation are fixed pursuant to contract with the Company (see "CHIEF EXECUTIVE OFFICER COMPENSATION" later in this Report).

     EXECUTIVE COMPENSATION PHILOSOPHY. The goals of the Company's executive compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the short-term and long-term success of the Company and each of its operating divisions and contribute to increasing shareholder value. The Company attempts to compensate its executives competitively. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of comparable companies and adjusts its compensation parameters based on this review. More importantly, the Company's executive compensation program is intended to compensate sustained performance. Executives are rewarded based upon corporate performance, divisional performance and individual performance. Corporate performance and divisional performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit and performance relative to benchmarks. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and goals. The primary criteria for the awarding of incentive compensation are as follows:

     X Company-wide profitability in excess of an annually predetermined amount is generally a prerequisite to the payment of any incentive compensation, so that every executive is motivated to achieve profitability for the entire Company

     X Incentive compensation is measured by the Company's and each operating division's success in meeting key line items in the Company's budget, particularly profits

     X Divisional success for purposes of incentive compensation is measured by sales, gross margin and divisional profitability

     X Leadership, and the extent to which an individual sets, meets and exceeds goals that are beneficial to the Company's long-term success, are rewarded

     X Controlling expenses, as measured against budget, is rewarded.

     In the first quarter of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual salary plan for the executives other than the Chief Executive Officer (whose salary is fixed by contract). This salary plan is developed under the ultimate direction of the Chief Executive Officer based on industry peer group information and performance judgments as to the past and expected future contributions of each executive.

     Prior to the start of each fiscal year, the Chief Executive Officer sets individualized objectives and key goals for each of the Company's executives in keeping with the criteria set forth above. During each fiscal year, the Chief Executive Officer gives executives on-going feedback on performance. After the end of the fiscal year, the Chief Executive Officer evaluates each executive's accomplishment of objectives and attainment of key goals and provides performance appraisals to the Committee along with recommendations on salary, bonuses and stock options. The performance appraisals and recommendations are considered by the Committee in deciding whether to grant performance awards and in establishing the base salary for executives for the next fiscal year. Similar objective-setting, feedback and evaluation with respect to the Chief Executive Officer's performance is provided by the Chairman of the Board on behalf of the Committee.

     EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program is structured to attract and retain key executives capable of improving products and services, promoting technological innovation, fostering teamwork and motivating employees, all with the ultimate goal of improving profitability and enhancing shareholder value.

     The annual compensation paid to executives consists of a base salary, cash bonuses and, in some circumstances, performance awards and stock bonuses. Salaries are reviewed by the Committee at least annually, and may be changed based on (i) information derived from the evaluation procedures described above and a determination that an individual's contributions to the Company have increased or decreased, (ii) changes in competitive compensation levels, and/or
(iii) changes in the Company's business prospects.

     The Company's Annual Executive Bonus Plan, which is formulated and approved annually by the Committee, provides for the payment of cash bonuses. Under this Plan, the Company must first make a profit at a level determined annually by the Committee before any bonuses are paid to executives. Once that threshold is reached, a bonus pool is established from which a participating executive receives a bonus at a predetermined percentage of the pool, subject to a reduction of up to 25% at the discretion of the Chief Executive Officer.

Because the Company did not achieve the target financial performance in Fiscal 1998, no cash bonuses were paid to any executives for Fiscal 1998.

     In addition, performance awards may be granted by the Committee in the case of unique performance contributing to the Company's long-term success. No such awards were paid for Fiscal 1998.

     Long-term incentives are intended to be provided through the grant of stock options under the Amended and Restated 1993 Stock Option Plan. The Committee views stock options as a means of aligning the long range interests of all employees, including executives, with those of the shareholders by providing them with the opportunity to build a meaningful stake in the Company. During Fiscal 1998, the Committee granted to an aggregate of 347 employees at all levels of employment options to purchase an aggregate of 541,760 shares of Common Stock, including options to purchase an aggregate of 104,000 shares granted to the two Named Executives. See "EXECUTIVE COMPENSATION -- STOCK OPTIONS."

     Executive and other employees are also entitled to participate in the Company's Long-Term Savings and Deferred Profit Sharing Plan, a 401(k) plan.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Robert G. Klimasewski was elected President and Chief Executive Officer of the Company in June 1994 upon the resignation of William J. Berk, the Company's founder. Effective April 1, 1998, Mr. Klimasewski became Chairman of the Board of the Company and Eric W. McInroy, the former Executive Vice President and Chief Operating Officer, was elected President and Chief Executive Officer. See "EXECUTIVE OFFICERS." The following discussion covers the compensation paid to Mr. Klimasewski as Chief Executive Officer during Fiscal 1998. See "EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS" with respect to the compensation to be paid to Mr. McInroy as Chief Executive Officer during Fiscal 1999.

     The Committee, with the concurrence of the Board of Directors, credits the Company's continued financial success since Fiscal 1995 in large measure to Mr. Klimasewski's leadership. For example, the Company's net sales increased to $78.5 million in Fiscal 1998 from $47.3 million in Fiscal 1997, and $38.4 million in Fiscal 1996. The Company's net income increased to $2,059,736 (or $.35 per diluted share) in Fiscal 1997 from $1,234,723 (or $.24 per diluted share) in Fiscal 1996, although it declined to $998,000 (or $.16 per diluted share) in Fiscal 1998 primarily due to the integration of acquisitions. Under Mr. Klimasewski's leadership, the Company completed its acquisition of Altek in April 1996 and its acquisition of the assets of E.I.L. Instruments, Inc. in April 1997, immediately after the close of Fiscal 1997 (respectively, the "Altek Acquisition" and the "E.I.L. Acquisition").

     Effective April 1, 1996, the Company and Mr. Klimasewski entered into an extension and amendment of his employment agreement (the "Extension"), approved by the Board of Directors on the Committee's recommendation, reflecting the Committee's assessment of Mr. Klimasewski's proven results and his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company. Under the Extension, which expired on March 31, 1998, Mr. Klimasewski's annual salary was $235,000 during Fiscal 1998. As an annual incentive, the Extension also provided for the payment to Mr. Klimasewski of an annual cash bonus pursuant to the Company's Annual Executive Bonus Plan. However, because the Company did not achieve the Plan's targeted financial performance in Fiscal 1998, no cash bonuses were paid to any employees, including Mr. Klimasewski, for Fiscal 1998.

     In addition, as a long-term incentive to enhancing shareholder value, during Fiscal 1998 Mr. Klimasewski was granted options to purchase 52,000 shares of Common Stock. See "EXECUTIVE COMPENSATION PROGRAM" earlier in this Report.

     Based on its study and review of comparable companies, the Committee believes that the Extension fixed Mr. Klimasewski's total compensation for Fiscal 1998 at a level that was commensurate with amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and results at similarly positioned companies. See "EXECUTIVE
COMPENSATION -- EMPLOYMENT AGREEMENTS" with respect to the compensation to be paid to Mr. Klimasewski as Chairman of the Board during Fiscal 1999.

                                          COMPENSATION AND BENEFITS COMMITTEE

                                          Nancy D. Hessler, Chair
                                          Angelo J. Chiarella
                                          Cornelius J. Murphy
                                          John W. Oberlies
                                          Harvey J. Palmer
                                          Arthur M. Richardson

INSIDER PARTICIPATION IN COMPENSATION AND BENEFITS COMMITTEE

     The Chief Executive Officer of the Company consults with the Compensation and Benefits Committee. He participates in discussions of the Committee and makes recommendations to it, but he does not vote or otherwise participate in the Committee's ultimate determinations. The Board of Directors believes that it is wise and prudent to have the Chief Executive Officer so participate in the operations of the Compensation and Benefits Committee because his evaluations and recommendations with respect to the compensation and benefits paid to executives other than himself are extremely valuable to the Committee. However, the Chief Executive Officer neither participates nor is otherwise involved in the deliberations of the Compensation and Benefits Committee with respect to his own compensation and benefits.

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total shareholder return on the Common Stock during the five-year period ended March 31, 1998 (based on the market price thereof and taking into account the 2-for-1 stock split in the form of a stock dividend paid by the Company on July 22,
1997), with the cumulative total return of companies on the Standard & Poor's 500 Index and the Standard & Poor's Technology 500 Index.


                            ANNUAL RETURN PERCENTAGE
                            YEARS ENDING

COMPANY/INDEX               MAR94         MAR95           MAR96            MAR97          MAR98
===============================================================================================
TRANSMATION INC             17.24         24.99           20.01           119.61          16.96
TECHNOLOGY-500              17.62         26.54           35.01            35.19          51.13
S&P 500 INDEX                1.47         15.54           32.00            19.79          48.00


                            INDEXED RETURNS
                 BASE       YEARS ENDING
                 PERIOD
COMPANY/INDEX    MAR 93     MAR94         MAR95           MAR96            MAR97          MAR98
===============================================================================================
TRANSMATION INC     100    117.24        146.54          175.86           386.20         451.69
TECHNOLOGY-500      100    117.62        148.54          200.95           271.66         410.57
S&P 500 INDEX       100    101.47        117.24          154.76           185.39         274.37

ASSUMES $100 INVESTED ON MARCH 31, 1993 IN THE COMPANY'S COMMON STOCK, THE COMPANIES COMPRISING THE STANDARD & POOR'S 500 INDEX AND THE COMPANIES COMPRISING THE STANDARD & POOR'S TECHNOLOGY 500 INDEX.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

     The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

                              RELATED TRANSACTIONS

     William J. Berk, the Company's former Chairman of the Board, President and Chief Executive Officer, was a significant shareholder of the Company until February 18, 1998, when he publicly sold all of his shares of Common Stock pursuant to a Registration Statement filed by the Company with the SEC. In consideration of the Company bearing certain expenses incurred in connection with such Registration Statement (amounting to approximately $40,000), the Company and Mr. Berk terminated the Company's obligation, established in 1979, to provide Mr. Berk and his estate with certain registration rights at the Company's expense and to redeem from his estate at market value the maximum number of shares permitted by sec.303 of the Internal Revenue Code (the "Code").

     The Company has a Consulting Agreement dated April 1, 1979 and amended April 1, 1990, with Mr. Berk, pursuant to which the Company will retain him as a consultant for 20 years commencing March 1, 1995, and will pay him $30,000 a year for the first ten years and $20,000 a year for the remainder. Throughout the consulting period the Company must also provide Mr. Berk with substantially the same fringe benefits as were provided to him when he was employed by the Company, including reimbursement for medical expenses up to $10,000 annually and for accounting and legal expenses up to $10,000 annually. Mr. Berk has agreed that he will not compete with the Company for so long as he receives payments from the Company in any form. In addition, pursuant to a Disability, Supplemental Death Benefit and Retirement Agreement with Mr. Berk dated April 1, 1979 and amended April 1, 1990, the Company must make annual payments to Mr. Berk, commencing March 1, 1995 and continuing for the rest of his life, in the amount of $96,456. Upon Mr. Berk's death, his wife will be paid 60% of that amount annually for the rest of her life. The payments due under this agreement are not insured or funded nor are any assets segregated for the benefit of Mr. Berk or his wife.

     On April 3, 1996, the Company acquired Altek from E. Lee Garelick (now a director of the Company) and James N. Wurtz for a total purchase price, negotiated at arms length, consisting of $1,700,000 in cash, $3,100,000 in aggregate principal amount of unsecured notes, 300,000 shares of Common Stock and payment of Altek's bank debt of approximately $806,000. Of such total purchase price, Mr. Garelick was paid $963,333 in cash, an unsecured note in the principal amount of $1,756,666, bearing interest at 8% per year, and an aggregate of 170,000 shares of Common Stock. The $1,416,666 principal balance of such note was paid to Mr. Garelick on or about April 1, 1998. In addition, pursuant to the Stock Purchase Agreement providing for the Altek Acquisition:
(i) if at any time prior to October 3, 1998 the market price of the Common Stock falls below $2.00 per share for 20 of 30 consecutive trading days, Mr. Garelick has the right to require the Company to repurchase his Common Stock at $2.00 per share, subject to certain conditions, including the prior consent of the Company's lender; (ii) until April 3, 2006, Mr. Garelick has "piggy-back" registration rights with respect to his shares of Common Stock, subject to certain conditions; and (iii) subject to the prior consent of the Company's lender, the Company has the right of first refusal to purchase, at an average market price, shares of Common Stock which Mr. Garelick proposes to dispose of (other than in certain transactions).

     The Company and Mr. Garelick are also parties to a three-year Employment Agreement, commencing April 3, 1996, providing for him to serve in a senior executive capacity at an annual salary of $150,000. The employment agreement contemplates that Mr. Garelick will devote to the performance of his duties, on average, more than one week per month but less than three weeks per month during the first year of the employment term, and less time during subsequent years. If the employment agreement is terminated by the Company without defined cause, or by reason of Mr. Garelick's death or defined disability, the Company will continue to pay his salary for the balance of the three-year term.

     The owner of the premises on which Altek's business is conducted is a corporation owned by the adult children of Mr. Garelick and Mr. Wurtz. Altek leases those premises from the owner pursuant to a lease expiring in December 2000, at a rental of $64,404 per year, which the Company believes to be a market rental rate.

                TWO PROPOSED AMENDMENTS TO THE TRANSMATION, INC.
                  AMENDED AND RESTATED DIRECTORS' WARRANT PLAN

BACKGROUND OF PLAN AND DESCRIPTION OF PROPOSED AMENDMENTS

     The Transmation, Inc. Amended and Restated Directors' Warrant Plan (the "Plan") was approved by the shareholders at the 1995 Annual Meeting. The Board of Directors has approved two amendments to the Plan which are being submitted to the shareholders for their approval and ratification at the Meeting in accordance with the terms of the Plan.

     The first proposed amendment (the "Vesting Amendment") would add a new section to the Plan that will provide for the accelerated vesting of all outstanding warrants granted under the Plan upon a change in control of the Company, as further described below. If approved by the shareholders, this Amendment will be effective retroactively to January 20, 1998, the date on which it was approved by the Board of Directors.

     The Plan currently provides for automatic annual grants of warrants thereunder only on grant dates through August 20, 1997. The second proposed amendment (the "Grant Date Amendment") would provide for the automatic annual grant of warrants on the day next following the conclusion of each Annual Meeting of the Company's shareholders held in 1998 and thereafter until all shares available for grants under the Plan are exhausted. If approved by the shareholders, this Amendment will be effective retroactively to August 1, 1998, as provided in the Board resolutions approving this Amendment. Both Amendments are intended to comply with Rule 16b-3 under the Exchange Act.

     The Plan is designed to attract, retain and compensate highly-qualified individuals, who are not employed by the Company or any of its subsidiaries, for service on the Company's Board of Directors and to allow them to increase their ownership of the Company's Common Stock. The Vesting Amendment and the Grant Date Amendment are intended to provide the Company's outside directors with benefits comparable to those available to employees under the Company's Amended and Restated 1993 Stock Option Plan.

     The following description of the Plan is qualified in its entirety by reference to the full text of the Plan. In view of the comprehensive summary of the Plan that follows, the Company believes that including the full text of the Plan as a part of this proxy statement will not substantially further enhance the shareholders' understanding of it and therefore has elected not to include it herein. Any shareholder who wishes a copy of the Plan may request one by writing to the Secretary, Transmation, Inc., 10 Vantage Point Drive, Rochester, New York 14624.

     ELIGIBILITY: Each member of the Company's Board of Directors who is not employed by the Company or any of its subsidiaries and who is a member of the Board of Directors on a "Grant Date" (as defined below) is eligible to participate in the Plan. If a participating director subsequently becomes employed by the Company or any subsidiary, warrants previously granted to him pursuant to the Plan continue in full force and effect while he remains a member of the Board, but he is not entitled to further grants under the Plan. As of June 30, 1998, the Company had six directors who were not employed by the Company or any of its subsidiaries and who were therefore eligible to participate in the Plan.

     SHARES AVAILABLE FOR GRANTS: Under the Plan, up to 200,000 shares of Common Stock are issuable upon the exercise of warrants granted thereunder. Shares of Common Stock subject to warrants may be authorized but unissued shares or previously issued shares reacquired by the Company. Shares subject to issuance upon exercise of warrants will continue to be available for issuance if the warrants for such shares are surrendered or lapse prior to exercise or otherwise cease to be exercisable.

     WARRANT GRANTS: The Plan currently provides for automatic, non-discretionary grants to participating directors of warrants to purchase 4,000 shares of Common Stock on the day following the conclusion of the Annual Meetings held in 1995, 1996 and 1997 (each a "Grant Date"). The Plan contains no limit on the aggregate number of warrants issuable to any participating director. A participating director may elect to decline any warrant grant, provided that the Company may not pay anything of value to such director in lieu of the warrant grant.

     If the Grant Date Amendment is approved by the shareholders, warrants to purchase 4,000 shares of Common Stock will be granted to each participating director as of the day next following the conclusion of each Annual Meeting of the Company's shareholders held in 1998 and thereafter until all shares available for grants under the Plan are exhausted.

     All warrants granted under the Plan expire on the fifth anniversary of their Grant Date.

     EXERCISE PRICE: Each warrant is exercisable to purchase shares of Common Stock at the market value per share of the Common Stock on the Grant Date.

     VESTING OF WARRANTS: Subject to prior expiration (as described below), warrants previously granted under the Plan vest and become exercisable over a four-year period if the market price of the Common Stock reaches certain specified levels that are set forth in the Plan.

     If the Grant Date Amendment is approved by the shareholders, warrants granted on Grant Dates in 1998 and beyond will vest and become exercisable pursuant to schedules and market price requirements that are substantially similar to those fixed by the Company's Amended and Restated 1993 Stock Option Plan for stock options granted to employees during the same calendar year. Therefore, subject to prior expiration (as described below), warrants granted under the Plan on the 1998 Grant Date will vest and become exercisable over a four-year period if the market price of the Common Stock reaches certain specified levels for 20 of 30 consecutive trading days, as follows:

FOR WARRANTS GRANTED ON THE 1998 GRANT DATE:

 IF THE MARKET VALUE                         THE WARRANT WILL BE
OF A SHARE OF COMMON                             EXERCISABLE
STOCK EQUALS AT LEAST       ON OR AFTER          TO PURCHASE
---------------------   -------------------  -------------------
       $10.00           the 1998 Grant Date     1,000 shares
       $12.00           January 1, 1999         1,000 shares
       $15.00           January 1, 2000         1,000 shares
       $19.00           January 1, 2001         1,000 shares

     With respect to each warrant grant, even if the market price vesting requirements are not met during the first four years following the Grant Date, all warrants become exercisable for a one-year period on the fourth anniversary of their respective Grant Dates.

     If the Vesting Amendment is approved by the shareholders, all outstanding warrants would become immediately exercisable in full and remain exercisable until their expiration in accordance with their terms upon the occurrence of either of the following events: (1) the first purchase of shares pursuant to a tender or exchange offer (other than one initiated by the Company) the intent of which is to acquire more than 50% of the voting power of the Company; or (2) the Company's shareholders approve a merger or consolidation of the Company with or into another corporation (other than a transaction in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's shares), a sale or disposition of substantially all of the Company's assets, or a plan of complete liquidation or dissolution of the Company.

     NON-TRANSFERABILITY; EARLY EXPIRATION OF WARRANTS: Warrants granted under the Plan are not transferable other than by will or the laws of descent and distribution. If a participating director ceases to serve on the Board of Directors for any reason other than death, all outstanding unexercised warrants held by him will expire. Upon the death of a participating director, only the portions of his warrants vested on the date of death are exercisable by his legal representative, and only within 90 days after the date of death (but in no event following expiration of the warrant).

     ADJUSTMENTS: In the event of a merger, consolidation, recapitalization, stock split or similar event, the aggregate number and kind of shares available for warrants under the Plan, and the number and kind of shares covered by each outstanding warrant and the price per share thereof, will be appropriately adjusted.

     ADMINISTRATION AND AMENDMENT: The Plan is administered by the Board of Directors. The Plan may be terminated or amended by the Board of Directors provided that any amendment that changes the timing of the grant of warrants, the eligibility requirements for participating directors, the method of determining the exercise price of warrants, the vesting schedule of warrants, or the number of shares subject to warrants, may not occur more frequently than once each six months unless otherwise necessary to comply with the Code or the Employee Retirement Income Security Act. In addition, the shareholders must approve any amendment to the Plan that would materially increase the benefits accruing to participating directors, increase (other than pursuant to the adjustment provisions described above) the number of shares that may be issued thereunder, or modify the requirements as to eligibility for participation in the Plan.

     SECURITIES ACT REGISTRATION: The shares of Common Stock issuable upon exercise of warrants granted under the Plan are registered under an effective Registration Statement on Form S-8.

     PLAN BENEFITS: The following table sets forth the amount and dollar value of the warrants granted under the Plan during Fiscal 1998 to the Named Executives and to certain groups of individuals. Due to their nature, had the proposed Amendments to the Plan been in effect during Fiscal 1998, they would have had no effect on the terms of the warrants then granted or on any of the information set forth below.

                                                             NUMBER OF
          NAME AND POSITION            DOLLAR VALUE ($)       WARRANTS
          -----------------            ----------------   ----------------
ROBERT G. KLIMASEWSKI                          0                    0
President and
Chief Executive Officer
ERIC W. MCINROY                                0                    0
Executive Vice President and
Chief Operating Officer
ALL EXECUTIVE OFFICERS                         0                    0
ALL DIRECTORS WHO ARE NOT
EXECUTIVE OFFICERS                             0(1)            24,000
ALL EMPLOYEES WHO ARE NOT
EXECUTIVE OFFICERS                             0                    0

---------------

(1) The exercise price of each warrant ($7.875 per share, that being the market value of the Common Stock on August 20, 1997, the grant date of each warrant) exceeded the market value of the Common Stock on June 16, 1998 ($6.875 per share).

     On June 16, 1998, the closing price for the Common Stock in Nasdaq trading was $6.875 per share, as reported by Nasdaq.

     REQUIRED VOTE AND BOARD RECOMMENDATION: Under relevant SEC rules, the shareholders have the opportunity to vote separately on each of these proposed Amendments to the Plan, as indicated on the enclosed proxy card for the Meeting. The Board of Directors recommends a vote FOR both of these Amendments. Proxies solicited by the Board will be voted FOR both of these Amendments unless otherwise indicated. The affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required for approval of each of these proposed Amendments to the Plan. Should the shareholders approve one but not both of the proposed Amendments, the Amendment that is approved will become effective in accordance with its terms.

                       SELECTION OF INDEPENDENT AUDITORS

     The firm of Price Waterhouse LLP, certified public accountants, served as the independent auditors of the Company for Fiscal 1998. In addition to the audit of the Fiscal 1998 financial statements, the Company engaged Price Waterhouse LLP to perform certain services for which it was paid professional fees. The Audit Committee of the Board of Directors considered the possible effect of such professional services on the independence of Price Waterhouse LLP and approved such services prior to their being rendered.

     The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending March 31, 1999. This selection will be presented to the shareholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the shareholders do not approve this selection, the Board of Directors will reconsider its choice.

     The Company has been advised by Price Waterhouse LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he or she should so desire.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order for any shareholder proposal to be included in the Company's proxy statement to be issued in connection with the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company no later than March 10, 1999.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                     John A. Misiaszek
                                                         Secretary

Dated: July 7, 1998

                                TRANSMATION, INC.

                  AMENDED AND RESTATED DIRECTORS' WARRANT PLAN

               INCLUDING ALL AMENDMENTS THROUGH JUNE 19, 1997 AND
           ALL ADJUSTMENTS (RETROACTIVELY APPLIED) AS OF JULY 22, 1997


        The Transmation, Inc. Directors' Warrant Plan, effective August 21, 1984 and amended and restated effective August 15, 1995 (this "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Transmation, Inc., an Ohio corporation (the "Company"), or any of its subsidiaries, for their service as members of the Board of Directors of the Company (the "Board of Directors"), and to enable them to increase their ownership of the Company's Common Stock, par value $.50 per share (the "Common Stock"). As used herein, the term "Shares" shall mean the Common Stock or such other securities, if any, as may result from an adjustment under Section 10.

        1. ELIGIBILITY. Each member of the Board of Directors (including any member elected after the effective date of this Plan) who (a) is not an employee of the Company or any of its subsidiaries and (b) is a member of the Board of Directors on a "Grant Date" (as hereinafter defined) (each, a "Participating Director"), is eligible to participate in this Plan.

        2. WARRANTS. All warrants granted under this Plan ("Warrants") shall be non-statutory warrants to purchase Shares.

        3. SHARES AVAILABLE. Subject to adjustment as provided by Section 10, the total number of Shares that may be issued pursuant to Warrants granted hereunder shall not exceed 200,000. Shares subject to Warrants may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any Warrant is surrendered before exercise, or lapses without exercise, or for any other reason ceases to be exercisable, in whole or in part, the Shares reserved for the unexercised portion thereof shall continue to be available for the grant of Warrants hereunder.

        4. GRANTS OF WARRANTS.

           (a) GRANTS OF WARRANTS. On each of the following dates, each Participating Director shall automatically be granted a Warrant to purchase 4,000 Shares: the day next following conclusion of the Company's 1995 Annual Meeting of Shareholders (the "1995 Grant Date"), the day next following conclusion of the Company's 1996 Annual Meeting of Shareholders (the "1996 Grant Date"), and the day next following conclusion of the Company's 1997 Annual Meeting of Shareholders (the "1997 Grant Date") (each, a "Grant Date").

           (b) ELECTION TO DECLINE WARRANT. Any Participating Director may, by written notice received by the Company prior to the Grant Date of such Warrant, elect to decline a Warrant, in which case such Warrant shall not be granted to him; provided, however, that at no time shall the Company pay or provide to such Participating Director anything of value in lieu of the declined Warrant. In addition, any Participating Director may, by written notice received by the Company prior to the Grant Date of such Warrant, revoke a previous election to decline a Warrant.

           (C) EXPIRATION OF WARRANTS. Subject to earlier expiration as provided by Section 7, each Warrant shall expire on the fifth anniversary of its Grant Date, and to the extent any Warrant remains unexercised on such fifth anniversary, it shall be forfeited.

        5. EXERCISE PRICE. The price at which each Warrant shall be exercisable shall be the fair market value per share (the "Market Value") of the Shares on the Grant Date of such Warrant. For purposes of this Plan, the Market Value of the Shares shall be the closing price of the Shares on the principal national securities exchange on which the Shares are then listed or admitted to trading (if the Shares are then listed or admitted to trading on any national securities exchange), and the closing price shall be the last reported sale price regular way or, in case no such sale takes place on such date, the last reported sale price, regular way, so reported on the immediately preceding day on which a sale takes place. If the Shares are not then so listed on a national securities exchange, the Market Value of the Shares on any date shall be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), if the closing price of the Shares is then reported by Nasdaq. If the closing price of the Shares is not then reported by Nasdaq, the Market Value of the Shares on any date shall be deemed to be the mean between the representative closing bid and asked prices of the Shares in the over-the-counter market as reported by Nasdaq. If the Shares are not then reported by Nasdaq, the Market Value of the Shares on any date shall be as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Shares, the Market Value shall be determined by such other reasonable method as is adopted by resolution of the Board of Directors.

        6. VESTING. Subject to prior expiration as provided by this Plan, each Warrant shall vest and become exercisable over a four-year period, as set forth in this Section 6.

           (A) WARRANTS GRANTED ON 1995 GRANT DATE. Each Warrant granted on the 1995 Grant Date shall vest and become exercisable as follows:

               (i) a Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after the 1995 Grant Date on which the Market Value of the Common Stock shall have equaled or exceeded $3.50 per share for any 20 of 30 consecutive trading days;

               (ii) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1996 on which the Market Value of the Common Stock shall have equaled or exceeded $6.00 per share for any 20 of 30 consecutive trading days;

               (iii) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1997 on which the Market Value

                                   -2-                     as of August 19, 1997
        of the Common Stock shall have equaled or exceeded $8.00 per share for any 20 of 30 consecutive trading days; and

                (iv) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1998 on which the Market Value of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 of 30 consecutive trading days.

            (b) WARRANTS GRANTED ON 1996 GRANT DATE. Each Warrant granted on the 1996 Grant Date shall vest and become exercisable as follows:

                (i) a Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after the 1996 Grant Date on which the Market Value of the Common Stock shall have equaled or exceeded $6.00 per share for any 20 of 30 consecutive trading days;

                (ii) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1997 on which the Market Value of the Common Stock shall have equaled or exceeded $8.00 per share for any 20 of 30 consecutive trading days;

                (iii) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1998 on which the Market Value of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 of 30 consecutive trading days; and

                (iv) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1999 on which the Market Value of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 of 30 consecutive trading days.

            (c) WARRANTS GRANTED ON 1997 GRANT DATE. Each Warrant granted on the 1997 Grant Date shall vest and become exercisable as follows:

                (i) a Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after the 1997 Grant Date on which the Market Value of the Common Stock shall have equaled or exceeded $8.00 per share for any 20 of 30 consecutive trading days;

                (ii) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1998 on which the Market Value of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 of 30 consecutive trading days;

                (iii) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 1999 on which the Market Value

                                        -3-                as of August 19, 1997
        of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 of 30 consecutive trading days; and

                (iv) an additional Warrant to purchase 1,000 Shares shall first become exercisable on the date, if any, after January 1, 2000 on which the Market Value of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 of 30 consecutive trading days.

            (d) WARRANTS GRANTED ON GRANT DATES IN 1998 AND THEREAFTER. Each Warrant granted on a Grant Date in 1998 or thereafter shall vest and become exercisable pursuant to schedules and Market Value requirements which are substantially identical to those fixed by the Transmation, Inc. Amended and Restated 1993 Stock Option Plan for options granted thereunder during the same calendar year.

            (e) ALL WARRANTS. Notwithstanding the foregoing, if and to the extent that the Market Value requirements for exercisability set forth in this
Section 6 are not satisfied, then the balance of each Warrant heretofore or hereafter granted shall nevertheless become exercisable on the fourth anniversary of the Grant Date of such Warrant.

        7. EARLY EXPIRATION OF WARRANTS.

            (a) CESSATION OF SERVICE. Upon a Participating Director's cessation of service as a member of the Board of Directors for any reason other than his death, all outstanding Warrants then held by him (whether or not currently exercisable) shall, on the date of such cessation of service, expire and be of no further force or effect.

            (b) DEATH. Upon the death of a Participating Director while serving as a member of the Board of Directors, only those Warrants (or portions thereof) that have vested by the date of death shall thereafter be exercisable by his legal representative, and such Warrants must be exercised within 90 days after the date of death (but in no event after the expiration of the Warrant), whereupon all such Warrants shall expire and be of no further force or effect.

        8. LOSS OF ELIGIBILITY. If a Participating Director becomes an employee of the Company or any of its subsidiaries, then all Warrants already granted to him hereunder shall continue in full force and effect, in accordance with their original terms, for so long as he remains a member of the Board of Directors, but he shall be entitled to no further grants of Warrants hereunder.

        9. METHOD OF EXERCISE. A Warrant shall be exercised by written notice to the Company specifying the number of whole Shares to be purchased and accompanied by full payment, in cash, for such Shares. A Warrant, to the extent otherwise exercisable, may be exercised in whole or in part, provided that no Warrant may be exercised for less than one whole Share. Upon determining that compliance with this Plan has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to Section 11, the Company shall issue certificates for the Shares purchased.

                                        -4-                as of August 19, 1997

        10. ADJUSTMENT PROVISIONS. In the event (but only in the event) that:

            (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding Shares are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or

            (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Shares; or

            (c) any dividend in the form of stock is paid to the holders of Shares, or any stock split or reverse split pertaining to the Shares is effected;

then appropriate adjustments shall be made to:

            (i) the number and kind of shares or other securities that may be issued upon exercise of Warrants not yet granted (including the numbers of shares set forth in Sections 3 and 4(a));

            (ii) the exercise price per share to be paid upon exercise of each outstanding Warrant; and

            (iii) the number and kind of shares or other securities covered by each outstanding Warrant.

        11. TAXES; COMPLIANCE WITH LAWS.

            (a) TAXES. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable under this Plan, and the Company may defer making delivery until it is reimbursed or indemnified to its satisfaction for that tax.

            (b) SECURITIES LAWS COMPLIANCE. Each grant of a Warrant hereunder, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "1933 Act")) each issuance of Shares upon exercise of a Warrant, shall be conditioned upon the Company's prior receipt of a duly executed letter of investment intent, in form and content satisfactory to counsel for the Company, of the Warrant holder that such Warrant and such Shares are being acquired by such Warrant holder solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. Any Shares acquired by the Warrant holder upon exercise of the Warrant may not thereafter be offered for sale, sold or otherwise transferred unless (i) a Registration Statement with respect thereto shall then be effective under the 1933 Act, and the Company shall have been furnished with proof satisfactory to it that such Warrant holder has complied with applicable state securities laws, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer is exempt from the registration requirements of the 1933 Act and the

                                       -5-                 as of August 19, 1997

Shares may otherwise be transferred in compliance with the 1933 Act and in compliance with any other applicable law, including all applicable state securities laws; and the Company may withhold transfer, registration and delivery of such securities until one of the foregoing conditions shall have been met. Unless a Registration Statement with respect thereto shall then be effective under the 1933 Act, each certificate representing Shares issued upon exercise of a Warrant shall bear an appropriate legend reflecting the foregoing. Warrants are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and the rules of all stock exchanges or trading markets on which the Shares are listed or traded at any time. A Warrant may not be exercised, and Shares may not be issued under any Warrant, until the Company has obtained the necessary consent or approval (if any) of every regulatory body, federal or state, having jurisdiction over such matters as the Company deems advisable.

        12. ADMINISTRATION AND AMENDMENT OF PLAN. This Plan shall be administered by the Board of Directors. This Plan may be terminated or amended by the Board of Directors as it deems advisable; provided, however, that any amendment that changes the timing of the grant of Warrants, the eligibility requirements for Participating Directors, the method of determining the exercise price of Warrants, the vesting schedule or expiration dates of Warrants, or the number of Shares subject to Warrants, shall not be made more frequently than every six months unless otherwise necessary to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any regulations thereunder. In addition, the shareholders of the Company must approve any amendment that would materially (a) increase the benefits accruing to Participating Directors under this Plan, (b) increase (other than pursuant to Section 10) the number of securities that may be issued under this Plan, or (c) modify the requirements as to eligibility for participation in the Plan. No amendment of this Plan may revoke or alter in a manner adverse to a Participating Director any Warrants then outstanding.

        13. NON-TRANSFERABILITY. No Warrant granted under this Plan is transferable other than by will or the laws of descent and distribution. During a Participating Director's lifetime, a Warrant may be exercised only by him.

        14. NO ADDITIONAL RIGHTS. Except as provided in this Plan, no Participating Director shall have any claim or right to be granted a Warrant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to continue to serve as a member of the Board of Directors. No person, estate or other entity shall have any rights as a shareholder of the Company with respect to Shares subject to Warrants until a certificate for such Shares has been delivered to the person exercising the Warrant in accordance with the terms of this Plan.

        15. WARRANT CERTIFICATES. Each Warrant shall be evidenced by a written warrant certificate which sets forth (a) the number of Shares subject to the Warrant, (b) the exercise price, (c) the vesting schedule of the Warrant, (d) the expiration date of the Warrant, and (e) such additional provisions, not inconsistent with the Plan, as the Board of Directors may prescribe.


                                       -6-                 as of August 19, 1997

        16. RULE 16b-3 QUALIFICATION. Some or all of the Warrants granted under this Plan are intended to qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

        17. IN GENERAL. As used herein, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural, as appropriate to the context. As used herein, the term "Section" means the appropriate Section of this Plan.

        18. EFFECTIVE DATE. This Plan shall become effective immediately upon its due ratification by the shareholders of the Company.


                                  * * * * * *


        THE FOREGOING TRANSMATION, INC. AMENDED AND RESTATED DIRECTORS' WARRANT PLAN WAS DULY ADOPTED BY THE BOARD OF DIRECTORS OF TRANSMATION, INC. (THE "BOARD") ON JUNE 6, 1995 AND DULY APPROVED AND RATIFIED BY THE SHAREHOLDERS OF TRANSMATION, INC. (THE "SHAREHOLDERS") ON AUGUST 15, 1995. AMENDMENT NO. 1 THERETO WAS DULY ADOPTED BY THE BOARD ON JUNE 21, 1996 AND DULY APPROVED AND RATIFIED BY THE SHAREHOLDERS ON AUGUST 20, 1996. AMENDMENT NO. 2 THERETO WAS DULY ADOPTED BY THE BOARD ON JUNE 19, 1997.


                                           /S/ JOHN A. MISIASZEK
                                           -------------------------------------
                                           JOHN A. MISIASZEK, SECRETARY


                                       -7-                 as of August 19, 1997

                                 AMENDMENT NO. 3
                                     TO THE
                                TRANSMATION, INC.
                  AMENDED AND RESTATED DIRECTORS' WARRANT PLAN

                           EFFECTIVE JANUARY 20, 1998
            (SUBJECT TO SUBSEQUENT RATIFICATION BY THE SHAREHOLDERS)


        WHEREAS, Transmation, Inc., an Ohio corporation (the "Company"), has established the Transmation, Inc. Amended and Restated Directors' Warrant Plan, as last amended effective June 19, 1997 (the "Plan"); and

        WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 12 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the further amendment to the Plan set forth herein;

        NOW, THEREFORE, the Plan and all warrant certificates now outstanding are hereby amended, effective January 20, 1998, as set forth below; provided, however, that if the shareholders of the Company fail to approve and ratify this Amendment at the next Annual Meeting of Shareholders, then this Amendment shall be null and void and of no effect, and all such amendments to warrant certificates shall be automatically and retroactively cancelled:

            1. A new Section "19. EFFECT OF ACQUISITION, REORGANIZATION OR LIQUIDATION" is hereby added to the Plan to provide in its entirety as follows:

               "19. EFFECT OF ACQUISITION, REORGANIZATION OR LIQUIDATION. Notwithstanding any provision to the contrary in this Plan or in any warrant certificate evidencing Warrants granted hereunder, all Warrants with exercise periods then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

                    "(a) the first purchase of shares pursuant to a tender or
               exchange offer which is intended to effect the acquisition of more than 50 percent of the voting power of the Company (other than a tender or exchange offer made by the Company); or

                    "(b) approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the shares), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of complete liquidation or dissolution of the Company."

            2. Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

      THIS AMENDMENT NO. 3 TO THE TRANSMATION, INC. AMENDED AND RESTATED DIRECTORS' WARRANT PLAN WAS AUTHORIZED, APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON JANUARY 20, 1998.


                                           /S/ JOHN A. MISIASZEK
                                           -------------------------------------
                                           JOHN A. MISIASZEK, SECRETARY

                                 AMENDMENT NO. 4
                                     TO THE
                                TRANSMATION, INC.
                  AMENDED AND RESTATED DIRECTORS' WARRANT PLAN

                            EFFECTIVE AUGUST 1, 1998
            (SUBJECT TO SUBSEQUENT RATIFICATION BY THE SHAREHOLDERS)


        WHEREAS, Transmation, Inc., an Ohio corporation (the "Company"), has established the Transmation, Inc. Amended and Restated Directors' Warrant Plan, as last amended effective January 20, 1998 (the "Plan"); and

        WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 12 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the further amendment to the Plan set forth herein;

        NOW, THEREFORE, the Plan is hereby amended, effective August 1, 1998, as set forth below; provided, however, that if the shareholders of the Company fail to approve and ratify this Amendment at the next Annual Meeting of Shareholders, then this Amendment shall be null and void and of no effect:

            1. Section 4(a) of Section "4. GRANTS OF WARRANTS" of the Plan is hereby amended to provide in its entirety as follows (with the remainder of said
Section 4 being unchanged and unaffected by this Amendment and continuing in full force and effect):

                  "(a) GRANTS OF WARRANTS. On each of the following dates (each, a "Grant Date"), each Participating Director shall automatically be granted a Warrant to purchase 4,000 Shares: the day next following conclusion of the Company's 1995 Annual Meeting of Shareholders (the "1995 Grant Date"), the day next following conclusion of the Company's 1996 Annual Meeting of Shareholders (the "1996 Grant Date"), the day next following conclusion of the Company's 1997 Annual Meeting of Shareholders (the "1997 Grant Date"), and the day next following conclusion of each Annual Meeting of Shareholders of the Company held in 1998 and thereafter, until the Shares available pursuant to Section 3 are exhausted."

            2. Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.


      THIS AMENDMENT NO. 4 TO THE TRANSMATION, INC. AMENDED AND RESTATED DIRECTORS' WARRANT PLAN WAS AUTHORIZED, APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON JANUARY 20, 1998, EFFECTIVE AUGUST 1, 1998.


                                           /S/ JOHN A. MISIASZEK
                                           -------------------------------------
                                           JOHN A. MISIASZEK, SECRETARY

                               TRANSMATION, INC.

PROXY

    The undersigned hereby appoints ERIC W. MCINROY and JOHN A. MISIASZEK, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of TRANSMATION, INC. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at the Hutchison House, 930 East Avenue, Rochester, New York, on Tuesday, August 18, 1998 at 12:00 noon, local time, and at any adjournment or adjournments thereof, reserving to such proxies the right to vote such shares cumulatively to elect the maximum number of nominees:

1. Election of Directors.

[ ] FOR all nominees listed below (except as marked to the    [ ] WITHHOLD AUTHORITY to vote for all nominees listed
    contrary).                                                    below.

      Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.
      Nancy D. Hessler        Robert G. Klimasewski        Eric W. McInroy

2. Proposal to approve and ratify an amendment to the Transmation, Inc. Amended and Restated Directors' Warrant Plan which provides for an acceleration of vesting of warrants granted thereunder upon a change of control of the Company.

                                    [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. Proposal to approve and ratify a further amendment to the Transmation, Inc. Amended and Restated Directors' Warrant Plan which provides for automatic annual warrant grants under that Plan in 1998 and thereafter until all shares available under that Plan are exhausted.

                                    [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

4. Proposal to approve and ratify the selection of Price Waterhouse LLP as independent auditors for the year ending March 31, 1999.

                                    [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                    (Continued and to be signed on reverse side)

                      (Proxy -- continued from other side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, FOR EACH OF THE OTHER THREE PROPOSALS LISTED HEREIN AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated July 7, 1998, describing more fully the proposals set forth herein.

                                                  Dated:................. , 1998

                                                  ..............................

                                                  ..............................
                                                  Signature(s) of shareholder(s)

                                                  Please date and sign name
                                                  exactly as it appears hereon.
                                                  Executors, administrators,
                                                  trustees, etc. should so
                                                  indicate when signing. If the
                                                  shareholder is a corporation,
                                                  the full corporate name should
                                                  be inserted and the proxy
                                                  signed by an officer of the
                                                  corporation, indicating his
                                                  title.